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                                                                    EXHIBIT 99.1


LHC GROUP ANNOUNCES TWO HOME HEALTH ACQUISITIONS
TOTAL OF SEVEN LOCATIONS IN MISSISSIPPI, ALABAMA AND, ARKANSAS

LAFAYETTE, LA, OCTOBER 6, 2005 -- LHC Group, Inc. (NASDAQ: LHCG), a provider of post-acute healthcare services primarily in rural markets in the southern United States, announced today two new acquisitions. The Company has purchased 100% of the stock of Able Home Health and signed a definitive agreement to purchase controlling interest in a home health agency owned by a non-profit community hospital in Hot Springs, Arkansas. The combined purchase price for these two transactions is $3,450,000, to be paid in cash at closing.

Able's operations include 4 locations in Mississippi and 2 locations in Alabama, with 85 employees and an average census of 200 patients. In Mississippi, the service area covers 16 counties with a total population of approximately 340,000 with 13.3% over the age of 65. The Alabama service area includes Jefferson County, with a total population of approximately 662,000 with 13.5% over the age of 65, and allows the agency to provide services in the 5 contiguous counties with a combined population of approximately 500,000. The Able entities had combined net revenue of $3.9 million in 2004.

The Arkansas based agency is located in the popular retirement community of Hot Springs with 17% of its 278,000 population over the age of 65. This agency license covers 11 central Arkansas counties with a combined population of 590,000. Homecare was not a core service line for the hospital, and as such this agency had only a minimal presence in the market.

Keith Myers, president and CEO of LHC Group, said, "Able Home Health is an exceptional acquisition for LHC Group, adding 16 counties in the state of Mississippi and 1 county in the state of Alabama, both of which are desirable states. Able is a great organization with 6 locations and with a solid clinical team in place. Able's current offices only serve 8 of the 16 available counties. We expect to develop 8 to 10 de novo agencies in the licensed counties currently not served by Able over the next 12 to 18 months." Myers continued, "As with the Able acquisition, our new venture in Arkansas gives us tremendous growth opportunity which includes 4 planned de novo agencies in this market."

Myers concluded, "While we work through the operational challenges presented by hurricanes Katrina and Rita, we are continuing to execute our stated acquisition strategy as evidenced by these two transactions. Our business development team remains focused on meeting our growth objectives with several additional opportunities under consideration at this time. LHC Group has a significant market presence in the state of Mississippi, already licensed in 28 counties, and a developing business in the state of Alabama currently serving 15 counties in rural markets. These acquisitions are consistent with our growth strategy in our 15 state target area, picking up 33 new counties in the certificate of need states of Arkansas, Mississippi, and Alabama. We welcome our new employees and we are excited about the opportunity to expand our specialized home care services to the aging population in these new markets."

ABOUT LHC GROUP, INC.

LHC Group is a provider of post-acute healthcare services primarily in rural markets in the southern United States. LHC Group provides home-based services through its home nursing agencies and hospices and facility-based services through its long-term acute care hospitals and rehabilitation facilities.

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which may be identified by words such as "believe," "expect," "anticipate," "intend," "estimate" or similar expressions, include statements regarding the future performance of Good Shepard Health System and A-1 Nursing Registry. Forward-looking statements involve a number of risks and uncertainties and there can be no assurance that any forward-looking statements will prove to be accurate. Important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements include: changes in reimbursement, changes in government regulations, changes in our relationships with referral sources, increased competition for our services, increased competition for joint venture and acquisition candidates and changes in the interpretation of government regulations. LHC Group undertakes no obligation to update or revise any forward-looking statements. Further information regarding risks, uncertainties and other factors that could adversely affect LHC Group or cause actual results to differ materially from those anticipated in forward-looking statements are included in LHC Group's quarterly report on form 10-Q for the quarter ended June 30, 2005 filed with the Securities and Exchange Commission.


CONTACT: LHC Group, Inc.
Barr Brown, CFO & Sr. Vice President
337-233-1307
or
Porter, LeVay & Rose, Inc.
Cheryl Schneider, VP - Investor Relations
Jeff Myhre, VP - Editorial
212-564-4700
or
Tom Gibson - VP Media Relations
201-476-0322


SOURCE: LHC Group, Inc.